                  EXHIBIT (21.1) SUBSIDIARIES OF THE REGISTRANT

The voting stock of the following subsidiaries is 100% owned by the Registrant:

                                                             State or Sovereign
          Name of Subsidiary                                 of Incorporation
          ------------------                                 ----------------
                  Energy West Resources, Inc.                Montana

                  Energy West Development, Inc.              Montana

                  Energy West Propane, Inc.                  Montana


                                       E-3